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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Annual Report on Form 10-K of F.Y.I. Incorporated for the year ended December 31, 1997. We hereby consent to the incorporation by reference of our report in Registration Statements Nos. 333-5493 and 333-26785 on Form S-8.



                                        Arthur Andersen LLP





Dallas, Texas
March 9, 1998